United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒               Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TFF PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

TFF PHARMACEUTICALS, INC.

1751 River Run, Suite 400

Fort Worth, Texas 76107

(817) 438-6168

SUPPLEMENT TO PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 7, 2022

This proxy statement supplement (this “Proxy Supplement”), dated October 6, 2022, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of TFF Pharmaceuticals, Inc. (which we refer to as “TFF,” “we,” “us,” “our,” or the “Company”), dated September 21, 2022 and made available to you in connection with the solicitation of proxies by our board of directors (the “Board”) for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Monday, November 7, 2022 at 11:00 a.m. EST. Other than as set forth in this Proxy Supplement, no changes have been made to the Proxy Statement.

You should read the entire Proxy Statement, this Proxy Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting your shares. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, this Proxy Supplement, the Proxy Card and our Annual Report are available at http://annualgeneralmeetings.com/tffpharma.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following information supplements and updates the section titled Proposal 1: Election of Directors beginning on page 8 of the Proxy Statement.

Director Nominees for Election

As previously disclosed in our Current Report on Form 8-K filed with the SEC on September 30, 2022, Randy Thurman resigned from our Board on September 30, 2022. In the Proxy Statement, our Board had nominated seven (7) director nominees, including Mr. Thurman, for election as directors at the Annual Meeting.

On October 3, 2022, our Board, acting on the recommendation of our Nominating and Corporate Governance Committee and in accordance with Section 3.1 of our Bylaws, approved:

●	That the authorized number of directors of the Board shall be six (6) directors; and

●	The withdrawal of the Board’s recommendation of Mr. Thurman as a nominee for election to the Board at the Annual Meeting.

As a result of resigning from the Board, Mr. Thurman will not stand for election or be voted on at the 2022 Annual Meeting.

Stockholders may continue to use the proxy card distributed with the Proxy Statement, although stockholders should be aware that the shares represented by proxy cards for which no direction is made will be voted FOR each of the six (6) nominees other than Mr. Thurman (namely Aaron Fletcher, Ph.D., Glenn Mattes, Brandi Roberts, Robert S. Mills, Stephen C. Rocamboli and Harlan Weisman, M.D.) and proxy cards containing a specific direction to vote FOR or WITHHOLD with respect to Mr. Thurman will not be counted by the inspector of election with respect to Mr. Thurman. Stockholders who have already returned their proxy card do not need to take any action unless they want to change or revoke their proxy card. See Voting Information Update below for additional information.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its six (6) director nominees, namely Aaron Fletcher, Ph.D., Glenn Mattes, Brandi Roberts, Robert S. Mills, Stephen C. Rocamboli and Harlan Weisman, M.D., to the Board to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

CORPORATE GOVERNANCE

The following information supplements and updates the section titled Corporate Governance beginning on page 11 of the Proxy Statement.

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. As noted above, following the resignation of Mr. Thurman, our Board approved a decrease in the authorized number of directors from seven (7) authorized directors to six (6) authorized directors.

Committees of the Board of Directors

Our Audit Committee consists of Brandi Roberts, Stephen Rocamboli Harlan Weisman, M.D., with Ms. Roberts serving as Chairperson. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and Rule 10A-3 under the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards. Ms. Roberts is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act.

VOTING INFORMATION UPDATE

As discussed in the section titled Proposal 1: Election of Directors, as updated by this Proxy Supplement, the Board has withdrawn its recommendation of Randy Thurman as a nominee for election to the Board at the Annual Meeting and Mr. Thurman will neither stand for election at the Annual Meeting nor be voted on at the Annual Meeting. Stockholders may continue to use the proxy card initially distributed with the Proxy Statement, although stockholders should be aware that the shares represented by proxy cards for which no direction is made will be voted FOR each of the six (6) nominees other than Mr. Thurman (namely Aaron Fletcher, Ph.D., Glenn Mattes, Brandi Roberts, Robert S. Mills, Stephen C. Rocamboli and Harlan Weisman, M.D.) and proxy cards containing a direction to vote FOR or WITHHOLD with respect to Mr. Thurman will not be counted by the inspector of election with respect to Mr. Thurman. Stockholders who have already returned their proxy card do not need to take any action unless they want to change or revoke their proxy card.